EXHIBIT 32

CERTIFICATION
Pursuant to 18 United States Code § 1350

The undersigned hereby certifies that the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, of Sensient Technologies Corporation (the “Company”) filed with the Securities and Exchange Commission on or about the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul Manning
Name:	Paul Manning
Title:	Chairman, President & Chief Executive Officer
Date:	November 3, 2020

A signed original of this written statement required by Section 906 has been provided to Sensient Technologies Corporation and will be retained by Sensient Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32

CERTIFICATION
Pursuant to 18 United States Code § 1350

The undersigned hereby certifies that the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, of Sensient Technologies Corporation (the “Company”) filed with the Securities and Exchange Commission on or about the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen J. Rolfs
Name:	Stephen J. Rolfs
Title:	Senior Vice President & Chief Financial Officer
Date:	November 3, 2020

A signed original of this written statement required by Section 906 has been provided to Sensient Technologies Corporation and will be retained by Sensient Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.